AMERITRANS CAPITAL CORPORATION

                	           CODE OF ETHICAL CONDUCT

	I. INTRODUCTION

	1. PURPOSE

		It is the policy of Ameritrans Capital Corporation and its wholly-owned
	subsidiaries (together, the "Company") to conduct business with honesty and
	integrity and in compliance with all applicable legal and regulatory
	requirements. The company recognizes that some individuals hold an important
	and elevated role in corporate governance, These people are uniquely capable
	and empowered to ensure that shareholders' interests are appropriately
	balanced, protected, and preserved. Accordingly, this Code provides principles
	to which persons identified as Access Persons, as defined below, are expected
	to adhere. This Code embodies rules regarding individual and peer
	responsibilities to the Company, the public, and shareholders.

		This Code of Ethics sets out the fundamental standards to be followed by
	Access Persons, as defined below, and seeks to promote honest and ethical
	conduct. Further guidance on the Company's standards in specific areas will be
	provided through related corporate policies and guidelines.

	2. SCOPE

		This policy applies to all Company Access Persons, as defined in Section
	3 below.  This definition includes, but is not limited to, Directors,
	Officers, and Beneficial Interest holders of the Company.

	3. DEFINITIONS

	(a) "Access Person" means:

		(i) any officer or director of the Company;

		(ii) any employee of the Company (or of any company in a control relationship
	to the Company) who, in connection with his or her regular functions or
	duties, makes, participates in or obtains information regarding the purchase
	or sale of Covered Securities by the Company, or whose functions or duties
	relate to the making of any recommendations with respect to such purchases
	or sales;

		(iii) any natural person in a control relationship, as defined in part (d)
	of this section, to the Company who obtains information concerning
	recommendations made for the purchase or sale of Covered Securities by the
	Company.

	(b) "Affiliated Person" of another person means:

		(i) any person directly or indirectly owning, controlling or holding with
		power to vote, five percent (5%) or more of the outstanding voting securities
		of such other person;

		(ii) any person 5% or more of whose outstanding voting securities are
	directly or indirectly owned, controlled or held with power to vote, by such
	other person;

		(iii) any person directly or indirectly controlling, controlled by, or under
	common control with, such other person;

		(iv) any officer, director, partner, copartner, or Access Person of such
	other person; and

		(v) any investment advisor of the Company.

	(c) "Beneficial Interest" means any interest by which an Access Person or any
	member of his or her immediate family (relative by blood or marriage living
	in the same household) can directly or indirectly derive a monetary benefit
	from the purchase, sale (or other acquisition or disposition) or ownership of
	a Security, except such interests as the Designated Officer shall determine
	to be too remote for the purpose of this Insider Trading Policy.
	(A transaction in which an Access Person acquires or disposes of a Security
	in which he or she has or thereby acquires a direct or indirect Beneficial
	Interest will be referred to in this Insider Trading Policy as a
	"personal securities" transaction or a transaction for the person's "own
	account").

	(d) "Control" means the power to exercise a controlling influence over the
	 management or policies of a company (unless such power is sole the result
	 of an official position with such company). Any person who owns beneficially,
	 directly or through one of more controlled companies, more than twenty-five
	 percent (25%) of the voting securities of a company shall be presumed to
	 control such company. Natural persons shall be presumed not to be controlled
	 persons.

	(e) "Covered Person" means all affiliated persons of the Company.

	(f) "Covered Securities" means a Security on the Company's Restricted List,
	any warrant for, option in, or Security immediately convertible into that
	Security. A security as defined in Section 2(a)(36) of the Investment Company
	Act of 1940, as amended (the "1940 Act"), except that it does not include
	(i) direct obligations of the Government of the United States; (ii) banker's
	acceptances, bank certificates of deposit, commercial paper and high quality
	short term debt instruments including repurchase agreements; and (iii) shares
	issued by open-end funds.

	(g) "Designated Officer" means the officer of the Company designated by the
	Board of Directors from time to time to be responsible for management of
	compliance with this Code.  The Designated Officer may appoint a designee to
	carry out certain of his or her functions pursuant to this Code.  The
	Designated Officer is set forth on Exhibit B hereto, as such shall be amended
	from time to time.

	(h) "Independent Director" means any Director of the Company who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended (the "Act") of the Company.

	(i) "Investment Personnel" of the Fund means any person covered by Section
	(a)(ii) or (iii).

	(j) "Security" or "security" includes all stock, debt obligations and other
	instruments, including any warrant or option to acquire or sell a Security
	and financial futures contracts, but excludes securities issued by the U.S.
	government or its agencies, bankers, acceptance, bank certificates of deposit,
	commercial paper, repurchase agreements and shares of a mutual fund.
	References to a "security" in this Insider Trading Policy shall include any
	warrant for, option in, or Security immediately convertible into that
	Security.

	(k) A "Security held or to be acquired" by the Fund means any Security that,
	within the most recent fifteen (15) days:

	        (i) is or has been held by the Company; or

	        (ii) is being or has been considered for purchase by the Company; and

	        (iii) any option to purchase or sell, and any securities convertible
	into or exchangeable for any security described in (i) or (ii).

	II. CODE OF CONDUCT AND ETHICS

	1. POLICY

	Each Access Person must:

	(a) Act honestly and ethically, including ethically handling actual or apparent conflicts of interest between personal and professional relationships.

	(b) Act to ensure full, fair, accurate, timely and understandable disclosure
	in reports and documents that the Company files with, or submits to, the
	Securities and Exchange Commission and in other public communications
	made by the Company.

	(c) Comply with applicable governmental laws, rules, and regulations.

	(d) Act in good faith, responsibly, and with due care and diligence, without misrepresenting material facts or allowing independent judgment to be impaired.


	(e) Promptly report to the Designated Officer any conduct that you believe
	to be a violation of the law, business ethics, and this Code, including any
	transaction or relationship that reasonably could be expected to give rise
	to such a violation, or any other policy of the Company.

	2. RESPONSIBILITY

	(a) All Access Persons must uphold these standards in the conduct of Company
	business and the Company must handle, in a manner consistent with these
	standards and related policies, all actual and apparent conflicts of interest
	between personal and professional relationships and all other matters governed
	by this Code of Ethics and such related policies. If a decision about a
	particular action is not covered specifically by this Code or related
	corporate policies, employees are required to seek guidance from the
	Designated Officer.

	(b) Upon determination that a violation of this Code has occurred, appropriate
	management personnel of the Company may impose such sanctions as they deem
	appropriate, including, among other things, a letter of censure or suspension
	or termination of the employment of the violator.  All violations of this Code
	and any sanctions imposed with respect thereto shall be reported in a timely
	manner to the Board of Directors of the Company.

	III. CONFLICTS OF INTEREST POLICY

	1. POLICY

	(a) The Company expects all Access Persons to be free from actual or potential
	conflicts of interest when dealing with other persons or business entities on
	behalf of the Company. While the Company desires that its Access Persons be
	free to make personal investments and to enjoy social and normal business
	relations, they must not have any personal interest that conflicts with those
	of the Company, or which might influence or appear to influence their judgment
	or actions in performing their corporate duties. The key to addressing any
	conflicts of interest is full disclosure. Often, with prior disclosure,
	a potential conflict may be resolved.

	(b) This policy acknowledges the general principles that Access Persons:

	        (i) owe a fiduciary obligation to the Company;

		(ii) have the duty at all times to place the interest of the Company
	shareholders first;

		(iii) must conduct all personal securities transactions in such a manner
	 as to avoid any actual or potential conflict of interest or abuse of an
	individual's position of trust and responsibility; and

	        (iv) should not take inappropriate advantage of their positions in relation to the Company.

	(c) While it is not practical to describe every circumstance that might lead
	an Access Person into conflict with the aims and interests of the Company,
	the following examples highlight areas in which conflicts may arise.
	In other cases, Access Persons should seek guidance from the Designated
	Officer:

	(i) The holding by an Access Person or any member of his or her immediate
	family of any substantial financial interest in any enterprise which engages
	competitively in any field of activity engaged in by the Company or which has,
	or is seeking, business dealings (e.g. as suppliers or customers) with the
	Company without the written approval described in Section 2 below.

	(ii) Acting as a director, officer, employee, consultant, advisor or in any
	other capacity for any business or other organization with which the Company
	currently (or potentially) has a competitive or business relationship without
	the written approval as described in Section 4 below.

	(iii) Engaging in any outside activity with an individual, business or
	organization which currently (or potentially) has a competitive or business
	relationship with the Company where such activity is likely to decrease the
	impartiality, judgment, effectiveness, or productivity expected from such
	employee in his or her job without the written approval as described in
	Section 2 below.

	(iv) Acceptance, directly or indirectly, from an individual, business or
	organization which currently (or potentially) has a competitive or business
	relationships with the Company by an Access Person or any member of an Access
	Person's immediate family of any vacations, cash, cash equivalents, service,
	payment, loan, discount, gifts, or entertainment except as provided in Section
	IV below.

	(v) Knowingly competing with the Company in the purchase or sale of any kind
	of property - tangible or intangible; or diversion from the Company, for the
	Access Person's own direct or indirect benefit, of a business opportunity in
	which the Company has, or is likely to have, and interest.

	(vi) Recommending any securities transactions by the Company without having
	disclosed his or her interest, if any, in such securities or the issuer
	thereof, including without limitation (i) any direct or indirect ownership
	of any securities of such issuer, (ii) any contemplated transaction by such
	person in such securities, (iii) any position with such issuer or its
	affiliates, and (iv) any present or proposed business relationship between
	such issuer or its affiliates and such person or any party in which such
	person has a significant interest.

	(d)	Nothing in this Conflicts on Interest policy shall restrict any
	officer, director, or employee who is a licensed attorney practicing at a law firm from representing third party clients within the scope of such person's legal practice.

	2. PROCEDURE

	(a) If an Access Person has any doubt about whether a conflict of interest
	exists, the Access Person must promptly disclose the situation to their
	supervisor or the Designated Officer and seek appropriate guidance before
	taking any action. This includes situations where members of the Access
	Person's immediate family hold or assume positions in any business or other
	organization which may cause the Access Person to have a conflict with the
	aims and interests of the Company.

	(b) If there is any question or concern regarding a potential conflict of interest, prior review and written approval should be obtained from the Designated Officer.

	3. RESPONSIBILITY

	All Access Persons are responsible for compliance with this policy.

	IV. ACCEPTANCE OF GIFTS AND ENTERTAINMENT POLICY

	1. POLICY

	(a) The Company's reputation and the respect of those with whom it deals are
	among its most vital assets. These assets must not be jeopardized by
	acceptance of any entertainment, gift or other favor intended to or perceived
	by others to influence the business judgment of the recipient. This requires:

		(i) Adherence to high standards of ethical conduct, integrity and legal
	compliance; and

		(ii) Avoidance of conflicts of interest and the perception of impropriety.

	(b) Business Meals and Entertainment:

	        (i) Access Persons may accept business meals and entertainment when
	it is:

			Lawful and ethical;
			Occasional;
			Customary and reasonable in value; and
			In support of the Company's business and not just for the Access
			Person's well-being or use.

        	(ii) Costs of excessive travel and overnight accommodation should not
	be accepted, as these are not considered entertainment which is reasonable
	in value.

	        (iii) If you are in doubt, follow the procedure in Section 2, disclose
	the situation to your supervisor or the Designated Officer and seek appropriate
	guidance.

	(c) Gifts:

	        (i) Access Persons may not accept any gift of more than a de minimus
	value from any person or entity that does business with or on behalf of
	the Company.

        	(ii) Gifts of greater than de minimus value should be politely declined and returned to the sender in a timely manner.

        	(iii) Access Persons may accept frequent flyer miles awarded by
	airlines for business travel for the Company, provided that the travel option
	selected is in accordance with the corporate travel policy and is solely based
	on the best interest of the Company in terms of cost, timing, and good
	procurement practices.

	        (iv) Except as permitted under sections 1(b) and 1(c) above, Access
	Persons (and members of their immediate family) must not accept or solicit,
	directly or indirectly, from any vendor or supplier of the Company, current
	or potential, any entertainment or gifts, including, but not limited to:

			Vacations;
			Cash payments;
			Cash equivalents (e.g., gift certificates);
			Services;
			Loans (except as private individuals from banks or other financial
			institutions); or
			Discounts (except those offered to employees of the Company generally).

	2. PROCEDURE

	        If an Access Person has any doubt about whether it is appropriate to
		accept entertainment or a gift, you must promptly disclose the situation to
		the Designated Officer and seek appropriate guidance before taking any
		action.

	3. RESPONSIBILITY

	        All Access Persons are responsible for compliance with this policy.

	V. INSIDER TRADING POLICY

        	This Insider Trading Policy has been adopted by Ameritrans Capital
	Corporation and each of its wholly-owned subsidiaries in compliance with Rule
	17j-1 (the "Rule") under the Investment Company Act of 1940, as amended
	(the "Act") to establish standards and procedures for the detection and
	prevention of activities by which persons having knowledge of the investments
	and investment intentions of the Company may abuse their fiduciary duties
	to the Company. This Insider Trading Policy is limited in its scope to address
	situations involving those officers, directors or Access Persons of the
	Company who have access to knowledge of the Company's potential and actual
	investments.

	1. GENERAL PROHIBITIONS

        	The specific provisions and reporting requirements of the Rule and
	this Insider Trading Policy are concerned primarily with those investment
	activities of Access Persons, defined above, who are associated with the
	Company and who thus may benefit from or interfere with the purchase or sale
	of securities by the Company. The Rule and Section 1, however, apply to all
	affiliated persons of the Company ("Covered Persons"). The Rule makes it
	unlawful for Covered Persons to engage in conduct that is deceitful,
	fraudulent or manipulative, or that involves false or misleading statements,
	in connection with the purchase or sale of securities by an investment
	company. Accordingly, under the Rule and this Insider Trading Policy, no
	Covered Person shall use any information concerning the investments or
	investment intentions of the Company, or his or her ability to influence such
	investments or investment intentions, for personal gain or in a manner
	detrimental to the interests of the Company.

        	In addition, no Covered Person shall, directly or indirectly, in
	connection with the purchase or sale of a "security held or to be acquired"
	(as defined below) by the Company:

		(a) employ any device, scheme or artifice to defraud the Company;

		(b) make to the Company any untrue statement of a material fact or omit to
	state to the Company a material fact necessary in order to make the statements
	made, in light of the circumstances under which they are made, not misleading;

	        (c) engage in any act, practice or course of business that operates or
	would operate as a fraud or deceit on the Company; or

	        (d) engage in any manipulative practice with respect to the Company.

	2. POLICY ON INSIDER TRADING

	        The Company prohibits any officer, director or Access Person from
	trading, either personally or on behalf of others, on material, non-public
	information or communicating material non-public information to others in
	violation of the law. This policy applies to all Covered Persons. Material,
	non-public information includes, but is not limited to, information about the
	Company's intention to make a merger or acquisition proposal to another
	company. Information in the possession of a Covered Person that is material
	and non-public must be kept secure and should not be communicated to anyone
	who does not have a "need to know" in connection with accomplishing a
	particular transaction. Appropriate precautions should be taken to effect
	this, such as use of controls over the distribution of draft documents, use of
	code words, restricting access to computers containing confidential
	information, and control over support staff and others who may have access to
	confidential information. The Company will maintain a Restricted List on which
	the Designated Officer will record the names of all companies with which the
	Company is potentially contemplating engaging in a strategic corporate
	transaction. The Restricted List may include the names of a Target Company,
	its parents or affiliates or other affected companies. The affected securities
	will remain on the Restricted List until the Designated Officer is notified
	that the potential transaction has been dropped or completed. No Access Person
	may purchase or sell Securities on the Restricted List for his or her own
	account or any account in which he or she has a Beneficial Interest without
	the prior written approval of the Designated Officer.

	3. ADMINISTRATION

        	The administration of this Insider Trading Policy shall be responsibility of the Designated Officer.

	4. PROHIBITED TRANSACTIONS

	(a) General Prohibition. An Access Person may not effect a personal securities
	transaction without prior approval in accordance with Section 5 of this
	Insider Trading Policy if he or she knows or should have known at the time of
	entering into the transaction that:

        	(i) the Company has engaged in a transaction in the same Security
	within the last fifteen (15) days, or is engaging in a transaction or is going
	to engage in a transaction in the same Security in the next fifteen (15) days;
	or

	        (ii) the Security is on the Restricted List.

	(b) Blackout Period. Investment Personnel may not effect a personal securities
	transaction on a day during which the Company has a pending "buy" or "sell"
	order of that same Security until that order is executed or withdrawn.

	(c) Service as a Director. Investment Personnel may not serve on the board
	of directors of any publicly traded company without prior written approval in
	accordance with Section 5 of this Insider Trading Policy. In the event such
	board service is approved, Investment Personnel must be excluded from making
	investment decisions on behalf of the Company involving the subject company
	through the implementation of appropriate "Fire Wall" or other procedures.

	(d) Interested Transaction. Investment Personnel shall not recommend any
	securities transactions by the Company without having disclosed his or her
	interest, if any, in such securities or the issuer thereof, including without
	limitation:

	        (i) any direct or indirect ownership of any securities of such issuer;

	        (ii) any contemplated transaction by such person in such securities;

	        (iii) any position with such issuer or its affiliates; and

	        (iv) any present or proposed business relationship between such issuer
	or its affiliates and such person or any party in which such person has a
	significant interest.

	(e) Initial Public Offerings.  The Company at this time is not interested in
	acquiring securities in initial public offerings, however, in the event the
	Company decides to invest in securities in initial public offerings,
	Investment Personnel shall not acquire, directly or indirectly, beneficial
	ownership of any Securities in an initial public offering without prior
	approval of the Designated Officer who has been provided by such person with
	full details of the proposed transaction. In granting this prior approval,
	the Designated Officer shall take into consideration, among other factors,
	whether the investment opportunity should be reserved for the Company and its
	shareholders and whether the opportunity is being offered to the Investment
	Personnel by virtue of his or her position with the Company. Purchases of
	initial public offerings of volatile securities which are difficult to obtain,
	such as certain common stocks, will ordinarily not be approved. In contrast,
	purchases of generally available initial public offerings of less volatile
	securities (such as municipal bonds) in which the Company does not customarily
	invest would usually be approved.

	(f) Private Placements. Investment Personnel shall not acquire, directly or
	indirectly, beneficial ownership of any Securities in a private placement in
	which the Company is then considering making an investment or which the
	Company has previously made an investment, without prior approval of the
	Designated Officer who has been provided by such person with full details
	of the proposed transaction. In granting this prior approval, the Designated
	Officer shall take into consideration, among other factors, whether the
	investment opportunity should be reserved for the Company and its shareholders
	and whether the opportunity is being offered to the Investment Personnel by
	virtue of his or her position with the Company. Investment Personnel who have
	been authorized to acquire securities in a private placement are required to
	disclose that investment when they play a part in the Company's subsequent
	consideration of an investment in the issuer. In such circumstance, the
	Company's decision to purchase securities of the issuer will be subject to an
	independent review by Investment Personnel with no personal interest in the
	issuer.

	5. EXPRESS PRIOR APPROVAL

	(a) Procedures. Except as provided in Section 6(a), advance clearance of each
	personal securities transaction covered by Section 4(a) or (i) any initial
	public offering or (ii) any private placement restricted by provisions
	of Paragraph 4(f) herein, must be obtained from the Designated Officer.
	Transaction clearances must be obtained in advance of the transaction.
	Clearance must be obtained in writing by completing and signing a form
	provided for that purpose by the Company, which form shall set forth
	the details of the completed clearance forms, with all required signatures,
	shall be retained by the Designated Officer.

	(b) Factors Considered. The Designated Officer may refuse to grant clearance
	of a personal securities transaction in its sole discretion without being
	required to specify any reason for the refusal. Generally, the Designated
	Officer will consider the following factors, as applicable, in determining
	whether or not to clear a proposed transaction:

	        (i) Whether the amount or nature of the transaction or person making
	it is likely to affect the price or market for the Security;

	        (ii) Whether the individual making the proposed purchase or sale is
	likely to benefit from purchases or sales being made or being considered by
	the Company;

        	(iii) Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by the Company; and

	        (iv) Whether the transaction is nonvolitional on the part of the
	individual, such as receipt of a stock dividend or a sinking fund call.
	Request for clearance for transactions in Covered Securities will generally
	be denied.

	(c) Other Clearance. Advance clearance of service on the board of directors
	of a publicly traded company as required under Section 4(d) above must be
	obtained from the Designated Officer of the Code of Ethical Conduct. The
	Designated Officer may approve service on the board of directors of a publicly
	traded company if it is determined that such service is consistent with the
	interests of the Company and its shareholders.

	6. EXEMPT TRANSACTION

	(a) No Influence or Control. Neither the prohibitions nor the preclearance
	reporting requirements of this Insider Trading Policy shall apply to
	purchases, sales or other acquisitions or dispositions of Securities for an
	account over which the Covered Person or Access Person has no direct influence
	or control and does not exercise indirect influence or control.

	(b) Involuntary Transaction. Neither the prohibitions nor the preclearance requirements of this Insider Trading Policy shall apply to involuntary purchases or sales made by a Covered Person or an Access Person.

	(c) Automatic Dividend Reinvestment Plans. Neither the prohibitions nor the
	preclearance requirements of this Insider Trading Policy shall apply to
	purchases which are part of an automatic dividend reinvestment plan.

	(d) Issuer Distributions. Neither the prohibitions nor the preclearance
	requirements of this Insider Trading Policy shall apply to purchases or other
	acquisitions or dispositions resulting from the exercise of rights acquired
	from an issuer as part of a pro rata distribution to all holders of a class
	of Securities of such issuer and the sale of such rights.

	(e) Approved Transactions. The prohibitions of this Insider Trading Policy
	shall not apply to purchases, sales or other acquisitions or dispositions
	which receive the prior approval of the Designated Officer upon consideration
	of the factors stated in Section 5(b) above because:

	        (i) their potential harm to the Company is remote;

	        (ii) they would be unlikely to affect a highly institutional market;
	or

		(iii) they are clearly not related economically to Securities being
	considered for purchase or sale by the Company.

	7. REPORTING REQUIREMENTS

	The following reports must be filed with the Designated Officer of the Insider Trading Policy:

	(a) Quarterly Reports. Upon request of the Designated Officer, each Access
	Person shall make a written report to the Designated Officer of this Insider
	Trading Policy of all transactions occurring in the quarter by which they
	acquired or disposed of a Beneficial Interest in any Designated Covered
	Security other than as provided in Section 6(a). Such report must contain the
	following information with respect to each reportable transaction:

        	(i) date and nature of the transaction (purchase, sale or any other
	type of acquisition or disposition);

        (ii) title, interest rate and maturity date (if applicable), number of
	shares or principal amount of each Designated Covered Security and the price
	at which the transaction was effected; and

	        (iii) the date that the report is submitted. Such report may contain
	a statement that the report is not to be construed as an admission that the
	person making it has or had any direct or indirect Beneficial Interest in any
	Security to which the report relates. The broker through which the transaction
	was effected shall be directed by the Access Person to supply to the
	Designated Officer, on a timely basis, duplicate confirmations and monthly
	brokerage statements for all securities accounts. An Access Person need not
	make a quarterly transaction report (under Section 7(a)) or an annual report
	(under Section 7(b)) if the report would duplicate information contained in
	broker trade confirmations or account statements received by the Company with
	respect to the Access Person in the time period required by this Policy, if
	all of the information required by the Policy is contained in the broker trade
	confirmations or account statements.

	        (iv) None of our officers or directors or Access Persons may invest,
	directly or indirectly, in entities related, directly or indirectly, to past,
	current or proposed portfolio companies.  This will be verified quarterly
	through certifications by our officers, directors and Access Persons.
	Quarterly Transaction Reports must be completed each quarter, no later than
	30 days after the end of the quarter, by each of our officers, directors
	and Access Persons

	(b) Disclosure of Personal Holdings. Upon commencement of employment and
	quarterly thereafter, each Access Person who is also an employee of the
	Company may be required to disclose his or her current personal securities
	holdings if upon review of their completed Quarterly Transaction Report, the
	Designated Officer deems it appropriate.  An Access Person must file an
	initial report not later than 10 days after that person became an Access
	Person.  The initial report must (a) contain the title, number of shares and
	principal amount of each Designated Covered Security in which the Access
	Person had any direct or indirect beneficial ownership when the person became
	an Access Person; (b) identify any broker, dealer or bank with whom the Access
	Person maintained an account in which any Designated Covered Securities
	identified in the Initial Holdings Report required by this paragraph (1) were
	held for the direct or indirect benefit of the Access Person as of the date
	the person became an Access Person, and (c) indicate the date that the report
	is filed with the Designated Officer.  Provided, however, such Access Person
	need only identify those Covered Securities that are designated in writing
	(the "Designated Covered Security") to such Access Person by the Designated
	Officer in connection with the Access Person's preparation of such initial
	report.

	(c) Confirmations and Account Statements.  In lieu of providing a Quarterly
	Transaction Report, an Access Person may direct his or her broker to provide
	to the Designated Officer (a) duplicate confirmations of all transactions in
	any Designated Covered Security in which he or she has, or by reason of such
	transaction acquires, any direct or indirect Beneficial Ownership, and (b)
	copies of periodic statements for all investment accounts in which they have
	Beneficial Ownership.


	(d) Each Access Person shall be required to provided a signed written
	statement to the Designated Officer in each instance that such Access Person
	had during the applicable period any interest, directly or indirectly, in any
	Designated Covered Securities other than those identified, if any.

	(e) Independent Directors. An Independent Director shall be required to comply
	with Sections 5(a) and 7(a) above with respect to a transaction only if such
	person, at the time of that transaction knew, or in the ordinary course of
	fulfilling his or her official duties of a Director of the Company should have
	known, that during the 15-day period immediately preceding the date if the
	transaction by such person,

	        (i) the security such person purchased or sold is or was purchased or
	sold by the Company or was being considered for purchase or sale by the
	Company or

		(ii) the Company is or was considering a strategic corporate transaction with
	the issuer of the security.

	(f) Certification of Compliance. Each Access Person is required to certify
	annually that he or she has read and understood the Company's Policy and
	recognizes that he or she is subject to such Policy. Further, each Access
	Person is required to certify annually that he or she has complied with all
	the requirements of the Policy and that he or she has disclosed or reported
	all personal securities transactions required to be disclosed or reported
	pursuant to the requirements of the Policy.

	(g) Review by the Board of Directors. At least annually, the Company's Designated Officer shall provide a written report to the Board of Directors containing:

        	(i) Any changes made to existing procedures concerning Access Person's
	personal trading activities made during the past year;

        	(ii) Any recommended changes to the Company's Policy or procedures;

        	(iii) A summary of issues arising under the Policy or procedures since
	the last report, including information about any material violations with
	respect to the Company's Policy which occurred during the past year and any
	sanctions imposed in response to such material violations; and

	        (iv) A certification that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Policy.

	8. CONFIDENTIALITY OF COMPANY TRANSACTIONS

        	Until disclosed in a public report to shareholders or to the
	Securities and Exchange Commission in the normal course, all information
	concerning Securities being considered for purchase or sale by the Company
	shall be kept confidential by all Access Persons and disclosed by them only
	on a "need to know" basis. It shall be the responsibility of the Designated
	Officer of this Insider Trading Policy to report any inadequacy found by him
	or her to the Board of Directors of the Company or any committee appointed by
	the Board to deal with such information.

	9. SANCTIONS

	        Any violation of this Insider Trading Policy shall be subject to the
	imposition of such sanctions as the Company may deem appropriate under the
	circumstances to achieve the purposes of the Rule and this Insider Trading
	Policy, which sanctions may include suspension or termination of employment,
	a letter of censure and/or restitution of an amount equal to the difference
	between the price paid or received by the Company and the more advantageous
	price paid or received by the offending person. Any profits realized on trades
	in violation of this Insider Trading Policy must be disgorged to the Company.
	Sanctions for violation of this Insider Trading Policy by a director of the
	Company will be determined by a majority vote of its Directors who are not
	interested persons of the Company.

	10. ADMINISTRATION AND RECORDKEEPING

	(a) Duties of the Designated Officer. The duties of the Designated Officer
	designated in accordance with Section 2 of this Insider Trading Policy shall
	include the following:

	        (i) Continuous maintenance of a current list of names of all Access
	Persons with an appropriate description of their title or employment;

	        (ii) Providing each Access Person a copy of this Insider Trading Policy and informing them of their duties and obligations hereunder, and assuring that Covered Persons who are not Access Persons are familiar with applicable requirements of this Insider Trading Policy;

	        (iii) Maintaining or supervising the maintenance of all records and
	reports required by this Insider Trading Policy;

	        (iv) Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same Security was help, purchased or sold by the Company;

      		(v) Maintaining the Restricted List and communicating its contents to all Access Persons;

	        (vi) Determining whether any particular securities transaction should
	be exempted pursuant to the provisions of Section 6 of this Insider Trading
	Policy;

	        (vii) Issuing either personally or with the assistance of counsel as
	may be appropriate, any interpretation of this Insider Trading Policy which
	may appear consistent with the objectives of the Rule and this Insider Trading
	Policy;

	        (viii) Conducting such inspections or investigations as shall
	reasonably be required to detect and report, with his recommendations, any
	apparent violations of this Insider Trading Policy to the Board of Directors
	of the Company or any committee appointed by them to deal with such
	information; and

	        (ix) Submitting an annual report to the Directors of the Company as
	required by Section 7(e).

	(b) Recordkeeping Requirements. The Designated Officer shall maintain, at the
	Company's principal place of business, the following:

	        (i) A copy of any Insider Trading Policy adopted pursuant to the Rule
	which has been in effect during the past five (5) years;

	        (ii) A record of any violation of any such Insider Trading Policy and
	of any action taken as a result of such violation must be maintained in an
	easily accessible place for at least five (5) years after the end of the
	fiscal year in which the violation occurs;

	        (iii) A copy of each report made by the Designated Officer under
	Section 7(e) within two (2) years from the end of the fiscal year of the
	Company in which such report is made and for an additional three (3) years in
	place which need not be easily accessible;

	        (iv) A list of all persons who are, or within the past five (5) years
	have been, required to make reports pursuant to the Rule and any Insider
	Trading Policy in effect during the period or who are or were responsible for
	reviewing those reports during the period, must be maintained in an easily
	accessible place; and

	        (v) A copy of each report made by an Access Person, including any
	information provided in lieu of such reports, must be maintained for at least
	five (5) years after the end of the fiscal year in which the report is given
	or the information is provided, the first two years in an easily accessible
	place.

	VI. AMENDMENTS AND MODIFICATIONS

	        This Code of Ethical Conduct may not be amended or modified except in
	a written form which is specifically approved by majority vote of the
	directors of the Company who are not interested persons of the Company. This
	Code of Ethical Conduct was adopted by the Board of Directors of the Company,
	including a majority of such Directors who are not interested persons of the
	Company, by unanimous written consent dated as of July 5, 2005.

	Gary C. Granoff, President

        EXHIBIT A

	AMERITRANS CAPITAL CORPORATION

	Access Persons

		1.  Gary C. Granoff
		2.  Ellen M. Walker
		3.  Lee A. Forlenza
		4.  Steven Etra
		5.  Wesley Finch
		6.  Paul Creditor
		7.  Allen Kaplan
		8.  Howard Sommer
		9.  John Laird
		10. Margaret Chance
		11. Silvia Mullens

	EXHIBIT B

	AMERITRANS CAPITAL CORPORATION

	Designated Officer and Appointees:

	Ellen M. Walker - Designated Officer; reviews quarterly reports

	ACKNOWLEDGMENT AND CERTIFICATION

		I acknowledge receipt of the Code of Ethics of Ameritrans Capital
	Corporation.  I have read and understand such Code of Ethics and agree to be
	governed by it at all times.  Further, if I have been subject to the Code of
	Ethics during the preceding year, I certify that I have complied with the
	requirements of the Code of Ethics and have disclosed or reported all
	personal securities transactions required to be disclosed or reported
	pursuant to the requirements of the Code of Ethics.




	(signature)



	(please print name)


	Date:




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